UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015 (February 24, 2015)

NCI Building Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14315 (Commission File Number)	76-0127701 (IRS Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

NCI Building Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on February 24, 2015. The number of shares present in person and/or by proxy at the Annual Meeting was 69,741,791 representing approximately 95% of the 73,488,847 shares of common stock issued and outstanding on January 13, 2015, which was the record date for the determination of the stockholders entitled to vote at the meeting. At the Annual Meeting, the stockholders of the Company (i) elected James G. Berges, Lawrence J. Kremer and John J. Holland as Class I directors to serve until the annual meeting of stockholders to be held in 2018, and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 1, 2015.

Of the 69,741,791 shares of common stock of the Company present at the Annual Meeting, in person or by proxy, the following table shows the votes cast for, against, abstain and non-votes for each of the nominees for director:

Nominee	For	Against	Abstain	Non-Votes
Class I:
James G. Berges	55,475,658	11,998,674	11,478	2,255,981

Lawrence J. Kremer	66,620,859	853,446	11,505	2,255,981

John J. Holland	66,714,042	760,262	11,506	2,255,981

In addition to James G. Berges, Lawrence J. Kremer and John J. Holland, each of the following persons has a term of office as a director of the Company that continues after the Annual Meeting: Gary L. Forbes, George Martinez, Jonathan L. Zrebiec, Norman C. Chambers, Kathleen J. Affeldt, Nathan K. Sleeper and George L. Ball.

The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015 by the following vote:

For	Against	Abstain	Non-Votes
69,543,043	180,300	18,448	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel & Secretary

February 25, 2015